Exhibit 10.1

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
MIH MEMBER LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
(together with the schedule attached hereto, this “Agreement”) of MIH Member LLC, a Delaware limited liability company (the “Company”), is made and entered into as of May 1, 2026, by and among the persons and entities listed as members of the Company on Schedule A hereto (as such schedule is supplemented or amended from time to time) (such persons and entities and any substitute or additional member being referred to herein each as a “Member” and collectively as the “Members”), Sculptor Real Estate Parallel Fund V D Co-Investments, LP, a Delaware limited partnership, and Sculptor Real Estate Fund V C Co-Investments, LP, a Delaware limited partnership (each, a “New Member” and collectively, the “New Members”), and Sculptor Real Estate MI Fund, LP, a Delaware limited partnership (the “MI Fund”), as the Managing Member (as defined herein).
R E C I T A L S:
WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et. seq., as the same may be amended from time to time (the “Act”), pursuant to a Certificate of Formation of the Company filed with the office of the Secretary of State of the State of Delaware on March 6, 2026;
WHEREAS, the Company was previously governed by that certain Limited Liability Company Agreement of the Company, dated as of March 6, 2026 (the “Original Agreement”) entered into by MIH Investor, LLC, a Delaware limited liability company (“MIH Investor”), as the sole Member;
WHEREAS, the parties hereto desire to enter into this Agreement and to amend and restate the Original Agreement in its entirety to admit each of the New Members and the MI Fund as a Member of the Company effective as of the date first set forth above;
WHEREAS, the parties hereto desire that the Managing Member amend Schedule A hereto to reflect that as of the date first set forth above each of the New Members and the MI Fund will be a Member of the Company; and
WHEREAS, the parties hereto desire to amend and restate the Original Agreement such that the Company is governed by this Agreement effective as of the date first set forth above.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Exit Right” shall mean the right for the MI Fund to transfer all or a portion of the MI Fund’s interest in the Company (or to effect a substantially similar liquidation transaction with respect to any entity in which the Company directly or indirectly invests) to a third party, MIH Investor and/or one or more Other Sculptor Accounts (as such term is defined in the MI Fund Agreement), in each case at the written request of one or more limited partners of the MI Fund in accordance with the MI Fund Side Letters. For the avoidance of doubt, an Exit Right shall include any transfer or transaction that is effectuated pursuant to the last sentence of Section 10.1(a) of the MI Fund Agreement by a transferee and/or transferor acquiring interests in the Company or any direct or indirect subsidiary of, or investor in, the Company.
“Exit Right Transfer” shall mean any transfer, assignment, sale, exchange or other disposition (including any liquidation transaction) of all or a portion of a Member’s interest in the Company, or the issuance of new interests in the Company, or the acquisition by a transferee of interests in the Company or any direct or indirect subsidiary of, or investor in, the Company, in each case that is made in connection with or to facilitate the exercise of an Exit Right, including any such transfer, issuance or acquisition directed by the general partner of the MI Fund pursuant to Section 10.1(a) of the MI Fund Agreement.
“MI Fund Agreement” shall mean the Amended and Restated Limited Partnership Agreement of the MI Fund, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“MI Fund Side Letters” shall mean those certain letter agreements, by and among Sculptor Real Estate MI Capital, LP, the MI Fund and certain limited partners in the MI Fund, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Net Asset” means any entity in which the Company owns an interest (or, where the context so requires, the assets less the liabilities of such entity) or any other group of assets of the Company (subject to an appropriate allocation of any liabilities of the Company), which assets (and liabilities) the Managing Member determines to group together.
“Subsequent Closing” shall mean any closing of the MI Fund at which one or more additional limited partners are admitted to the MI Fund, or existing limited partners of the MI Fund increase their capital commitments, in each case pursuant to Section 10.2 or other applicable provisions of the MI Fund Agreement.
“Subsidiary REIT” shall mean any direct or indirect subsidiary of the Company that has qualified or intends to qualify as a REIT.
“Syndication Transfer” shall mean any transfer, assignment, sale, exchange or other disposition of all or a portion of MIH Investor’s interest in the Company to the MI Fund in connection with a Subsequent Closing.
2.Name. The name of the Company is MIH Member LLC.
3.Purpose. The purpose of the Company is to engage in any lawful act or activity and exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware. The Company shall constitute a “subsidiary investment vehicle” of each Member.

4.Registered Office; Principal Office. The registered office of the Company shall be c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801, or such other place as the Managing Member may from time to time designate. The principal office of the Company shall be at c/o Sculptor Capital Management, Inc., 9 West 57th Street, 40th Floor, New York, New York 10019, Attention: Mr. Steven E. Orbuch or such other place as the Managing Member may from time to time designate.
5.Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, or such other place as the Managing Member may from time to time designate.
6.Members. On the date hereof, each of the New Members and the MI Fund are hereby admitted as a Member of the Company. The names and addresses of the Members and each Member’s limited liability company interest (“Percentage Interest”) in each Net Asset shall be set forth opposite such Member’s name on Schedule A hereto, as the same may be amended from time to time.
7.Management.
(a)Managing Member. The “manager” of the Company as such term is used in the Act shall be the MI Fund (including any replacement manager appointed pursuant to Section 7(d) below, the “Managing Member”). The management, control and operation of and the determination of policy with respect to the Company and its investment and other activities shall be vested exclusively in the Managing Member, who is hereby authorized and empowered on behalf and in the name of the Company, but subject to the other provisions of this Agreement, to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that the Managing Member may deem necessary, advisable, convenient or incidental thereto. The Managing Member shall not: (i) do any act in contravention of any applicable law, regulation or provision of this Agreement; (ii) possess Company property for other than a Company purpose; or (iii) admit any Person as a Member except as permitted in this Agreement and the Act. The Managing Member, to the extent of its powers set forth in this Agreement, is an agent of the Company for the purpose of the Company’s business, and the actions of the Managing Member taken in accordance with this Agreement shall bind the Company. Each Managing Member shall execute a counterpart to this Agreement.
(b)Authorized Officers. The Managing Member may (i) authorize by written action any person or entity to enter into and perform any agreement on behalf of the Company, and (ii) appoint individuals, as officers or agents of the Company to act on behalf of the Company with such power and authority as the Managing Member may delegate from time to time to any such person. Any such agents or officers, including the President and Vice President, (each, an “Authorized Officer”) may be removed by the Managing Member at any time and from time to time, with or without cause. The Managing Member hereby designates and appoints Steven E. Orbuch as President and Nicholas Hecker as Vice President of the Company.

(c)Authority. The Managing Member and any Authorized Officer shall have the right to act for and bind the Company and may execute documents, instruments and contracts in the name of and on behalf of the Company. Any person or entity dealing with the Company, the Managing Member or any Authorized Officer may rely upon a certificate signed by the Managing Member as to the identity of the Managing Member or such Authorized Officer and as to the authority of the Managing Member or such Authorized Officer to execute and deliver any agreement or other instrument or document on behalf of the Company. No person or entity dealing with the Managing Member need inquire into the validity or propriety of any agreement, instrument or document executed in the name of the Company by the Managing Member, or as to the authority of the Managing Member executing the same.
(d)Replacement and Removal of the Managing Member. A majority in interest of the Members acting by written consent, with or without cause, at any time and from time to time, may remove the Managing Member. A majority in interest of the Members acting by written consent may appoint a replacement manager to act as “manager” of the Company as such term is used in the Act. The removal of the Managing Member shall not in and of itself dissolve the Company.
8.Filings; Specific Authorization.
(a)One or more persons, each as an “authorized person,” within the meaning of the Act, executed, delivered and filed the certificate of formation of the Company with the Secretary of State of the State of Delaware, which filing is hereby approved and ratified. Upon filing of the certificate of formation of the Company, such person’s or persons’ powers as an “authorized person” ceased, and each of the Managing Member, Steven E. Orbuch and Nicholas Hecker (or his or their designees) thereupon became, and shall continue as, a designated “authorized person” within the meaning of the Act. In addition, each of the Managing Member, Steven E. Orbuch and Nicholas Hecker (or his or their designees) is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
(b)The Company is hereby authorized to execute, deliver and perform, and the Managing Member and each of Steven E. Orbuch, as President, and Nicholas Hecker, as Vice President, acting alone on behalf of the Company, is hereby authorized to execute and deliver any and all documents to be executed by the Company (including, but not limited to, any amendments to the foregoing), all without any further act, vote or approval of any Member or any other person or entity notwithstanding any other provision of this Agreement. Notwithstanding any provisions of this Agreement, the Managing Member and Authorized Officers are each authorized to execute and deliver any document on behalf of the Company without any vote or consent of any Member or other person or entity.

9.Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Managing Member, (b) at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the Act, or (c) the entry of a decree of judicial dissolution of the Company under the Act.
10.Capital Contributions. A Member is not required to make any capital contributions to the Company. However, a Member may make any capital contributions to the Company at any time with respect to an existing or new Net Asset upon the written consent of such Member and the Managing Member.
11.Allocation of Profits and Losses; Tax Matters.
(a)Allocations to Capital Accounts. There shall be established on the books and records of the Company (i) a separate sub-capital account with respect to each Net Asset and (ii) an overall capital account (a “Capital Account”) for each Member. Except as otherwise provided herein, each item of income, gain, loss and deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Members with respect to each taxable period, as of the end of such taxable period, in a manner that as closely as possible gives economic effect to the provisions of Section 12 and the other relevant provisions of this Agreement (taking into account the intended economic arrangement among the Members, as determined by the Managing Member). No Member shall be required to make up a negative balance in such Member’s Capital Account.
(b)Tax Allocations and Other Tax Matters. Except as otherwise provided herein, the income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members for U.S. federal, state and local income tax purposes, to the extent permitted under the Internal Revenue Code of 1986, as amended (the “Code”) and all proposed, temporary and final regulations promulgated under the Code as from time to time in effect (the “Treasury Regulations”), in the same manner that each such item is allocated to the Members’ Capital Accounts. Notwithstanding the foregoing, the Managing Member shall have the power to adjust allocations made pursuant to this Section 11 as may be necessary to maintain substantial economic effect, or to ensure that such allocations are in accordance with the interests of the Members in the Company (taking into account the intended economic arrangement among the Members as determined by the Managing Member), in each case within the meaning of the Code and the Treasury Regulations. Without limiting the foregoing, the Managing Member may, in its sole discretion, elect to specially allocate to any Member that is partially or wholly redeemed from the Company any items of income, gain, loss, credit or deduction of the Company in light of the distributions attributable to any such partial or complete redemption.

In connection with any transfer of an interest in the Company (including any Exit Right Transfer or Syndication Transfer), the Company may allocate income, gains, losses, deductions or credits attributable to the applicable Company interest for the tax year in which the transfer occurs pursuant to Section 706 of the Code, as determined in the Managing Member’s discretion. The transferee in any such transfer shall succeed to the capital account of the transferor, to the extent it relates to the transferred Company interests, as determined in the Managing Member’s discretion.

Tax credits shall be allocated in good faith by the Managing Member. All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the Managing Member.
(c)Tax Classification. No person or entity shall permit the Company to elect, and the Company shall not elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations Section 301.7701-3(a) or under any corresponding provision of state or local law.
(d)Partnership Representative. The Managing Member (or such person as designated by the Managing Member) is hereby designated as the “partnership representative” of the Company, in accordance with Section 6223 of the Code as in effect under the Audit Rules (the “Partnership Representative”), and shall serve in any similar role or designation under state or local or non-U.S. tax laws on behalf of the Company (including, for the avoidance of doubt, as “tax matters partner” as such term may be used for such purpose). The Managing Member shall be authorized to appoint, and if required by applicable law, shall appoint, a natural person to serve as the “designated individual” within the meaning of the Audit Rules (the “Designated Individual”) to act on behalf of the Partnership Representative. The Managing Member is specifically directed and authorized to take whatever steps the Managing Member, in its discretion, deems necessary, desirable, or convenient to perfect such designations, including filing any forms or documents with the
U.S. Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations. Each Member hereby consents to such designation and agrees that upon the request of the Managing Member they will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. “Audit Rules” shall mean Chapter 63 of the Code, together with any regulations and guidance issued thereunder or successor provisions and any similar or analogous provisions of state and local law.
(e)Company Income and Expenses. Any income or expense of the Company that is not directly associated with one or more specific Net Asset shall be allocated among all of the Net Assets as reasonably determined by the Managing Member.
(f)REIT Compliance.
(1)The Company shall be operated in a manner that permits any direct or indirect member of the Company that is a real estate investment trust under the Code (a “REIT”) to comply with the applicable provisions of Sections 856 et seq. of the Code.
(2)Each Member acknowledges and agrees that the Managing Member may impose limits on the ownership and transfer of a Member’s interest in a Subsidiary REIT, directly or indirectly, including restrictions on the ownership and transfer of a Member’s interest in the Company (and may impose remedies for violations of any such ownership and/or transfer limitations), and require any Member, as a precondition to its direct or indirect ownership in such Subsidiary REIT in excess of such limitations to make such additional representations and covenants, in each case as are determined in good faith by the Managing Member, to be necessary or desirable for the Subsidiary REIT to maintain its status as a REIT for U.S. federal income tax purposes and as a “domestically controlled” REIT within the meaning of Section 897 of the Code. Notwithstanding anything to the contrary in this Agreement, the Managing Member may amend this Agreement as necessary or appropriate to give effect to the intent of this Section 11(f), and may interpret in good faith any provision of this Agreement, whether or not so amended, to give effect to the intent of the provisions of this Section 11(f).
(3)The restrictions on ownership described in Section 11(f)(2) may include certain restrictions on direct and indirect transfers of equity interests in a Subsidiary REIT and the circumstances in which equity interests in each such Subsidiary REIT will be transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, which restrictions may be included in substantially similar form in the organizational documents for each Subsidiary REIT (a “REIT Organizational Document”). Notwithstanding any other provision of this Agreement, in the event that (i) any interest in the Company is transferred or any direct or indirect ownership interest in any Member is transferred and (ii) as a result of such transfer, the interests in any Subsidiary REIT would otherwise result in any Subsidiary REIT being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise fail to qualify as a REIT, the interests in the Company that were the subject of the purported transfer will be automatically transferred to a Charitable Trust in such amount as shall be sufficient to ensure that the Subsidiary REIT is not “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise fail to qualify as a REIT. In the event that (1) any interest in the Company is transferred or any direct or indirect ownership interest in any Member is transferred and (2) as a result of such transfer, such interest in the Company is transferred to a Charitable Trust, then (x) the transferee of the interest in the Company or the Member whose ownership interests were transferred, as the case may be, shall (A) repay to the Company the amount of any distributions received by it from the Company that are attributable to such interest in the Company, and (B) have its right to distributions pursuant to this Agreement reduced by an amount equal to the sum of the amount of cash and the fair market value of any property received by the Charitable Trust with respect to such interest in the Company and distributed by the Charitable Trust to the Charitable Beneficiary or used by the Charitable Trust to pay its expenses, (y) the allocations of income, gain, loss or expense of the Company pursuant to Section 11(b) shall be adjusted to the extent necessary to reflect the rights and obligations of such transferee or Member as described in clause (x) of this sentence and (z) for purposes of determining such transferee’s or Member’s Beneficial Ownership of the interests in a Subsidiary REIT, any interests in each such Subsidiary REIT that otherwise would be Beneficially Owned by such transferee or Member (but for the transfer to the Charitable Trust) shall be reduced by such number of transferred interests in the Company.
(4)Each Member covenants to notify the Managing Member of any transfer of any direct or indirect ownership interest in such Member at least ten (10) Business Days prior to the consummation of any such transfer if any such transfer could result in any Subsidiary REIT being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise fail to qualify as a REIT. Each Member shall provide to the Company such information as the Managing Member may reasonably request to determine the effect of such Member’s ownership of interests in the Company on each Subsidiary REIT’s status as, or under, any one or more of the following:
(i) a REIT; (ii) “closely held” within the meaning of Section 856(h)(1) of the Code (determined without regard to Section 856(h)(2) of the Code, and determined both with and without regard to Section 856(h)(3) of the Code); (iii) a “pension-held REIT” within the meaning of Section 856(h)(3) of the Code; (iv) a “personal holding company” within the meaning of Section 542(a) of the Code (both with and without regard to Section 856(h)(3)(B) of the Code); (v) “domestically controlled” within the meaning of Section 897(h)(4) of the Code; and (vi) any other special status (whether desirable or undesirable) under applicable law (including under any international tax treaty for the avoidance of double taxation) to the extent that the Managing Member provides notice of the same to the Members. The terms “Beneficial Ownership,” “Charitable Beneficiary,” and “Charitable Trust” shall have the meaning set forth in the applicable REIT Organizational Document or as otherwise determined by the Managing Member. The terms “Beneficial Owner” and “Beneficially Owned” shall have correlative meanings. “Business Day” shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in New York City are required or authorized by law to remain closed.
12.Distributions. Distributions (other than upon dissolution) with respect to each Net Asset shall be made to the Members, after establishing in good faith reserves for material anticipated obligations or commitments of the Company, in proportion to their Percentage Interests. Upon the winding up of the Company, each Net Asset shall be distributed (i) to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) and (ii) to the Members in proportion to their respective Percentage Interests. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distributions would violate the Act or other applicable law.
13.Assignments; Rebalancing.
(a)No Member may assign in whole or in part its limited liability company interest in the Company without the consent of the Managing Member; provided, however, that (A) the MI Fund may effect an Exit Right Transfer of all or a portion of its interest in the Company to a transferee that is reasonably acceptable to the Managing Member without any further consent of the Members, subject to (i) compliance with Section 11(f), (ii) the condition that such Exit Right Transfer does not, as determined by the Managing Member in its sole discretion, give rise to material legal, tax or regulatory issues for the Company, the Managing Member or any of their respective Affiliates, and (iii) such transferee executing a counterpart to this Agreement and being admitted as a substitute or additional Member in accordance with Section 14; and (B) MIH Investor may effect a Syndication Transfer of all or a portion of its interest in the Company without any further consent of the Members, subject to (i) compliance with Section 11(f), (ii) the condition that such Syndication Transfer does not, as determined by the Managing Member in its sole discretion, give rise to material legal, tax or regulatory issues for the Company, the Managing Member or any of their respective Affiliates, and (iii) the applicable transferee executing a counterpart to this Agreement and being admitted as a substitute or additional Member in accordance with Section 14. For the avoidance of doubt, no right of first refusal, right of first offer or similar preferential purchase right of any Member shall apply to an Exit Right Transfer or a Syndication Transfer.
(b)The Managing Member shall use commercially reasonable efforts to cooperate with the MI Fund and the general partner of the MI Fund in effectuating any Exit Right, including by facilitating any transfers, issuances of new interests in the Company, redemptions, liquidation transactions or other dispositions at the Company level or at the level of any direct or indirect subsidiary of the Company that may be necessary or desirable in connection therewith, and by executing and delivering such documents, instruments and agreements, and taking such other actions, as may be reasonably requested by the MI Fund or the general partner of the MI Fund in connection with an Exit Right Transfer.
(c)In connection with any Exit Right Transfer or Syndication Transfer (including any Exit Right Transfer effected pursuant to Section 10.1(a) of the MI Fund Agreement), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, or, in the case of the issuance of new interests in the Company, the transferee shall be credited with a Capital Account reflecting the consideration contributed or the interest acquired, in each case as determined in the Managing Member’s reasonable discretion. The Managing Member shall adjust the Percentage Interests on Schedule A to reflect any such transfer, issuance or acquisition. Notwithstanding anything to the contrary in this Agreement, in connection with any Exit Right that is structured as a liquidation transaction rather than a transfer of a Member’s interest in the Company, the Managing Member shall determine, in its reasonable discretion, the appropriate mechanics for effecting such liquidation transaction, including the allocation of income, gain, loss and deduction, the adjustment of Capital Accounts, the reallocation of Percentage Interests, and the making of any distributions (including in a manner that is not in proportion to the Members’ respective Percentage Interests) in connection therewith. The Managing Member is hereby authorized to amend Schedule A to reflect any of the transactions and adjustments described in this Section 13.
(d)In connection with any increase by a Member in its capital commitment to any underlying asset in which the Company is directly or indirectly investing (whether in connection with a Subsequent Closing or otherwise), the Managing Member shall determine, in its reasonable discretion, whether such increase results in any other Member holding a proportionate interest in the Company in excess of its adjusted pro rata share (based on the relative capital commitments of the Members following such increase). To the extent the Managing Member determines that a rebalancing is required, the Managing Member is hereby authorized to (i) cause the Company to distribute to each affected Member an amount equal to such Member’s excess capital contributions (as determined by the Managing Member in its reasonable discretion), together with (if applicable) interest thereon at a rate and for the period determined in accordance with the Members’ respective governing documents, which distributions may be made on a non-pro rata basis and without regard to the Members’ then-current Percentage Interests, (ii) adjust the Percentage Interests on Schedule A to reflect the revised proportionate interests of the Members following such rebalancing, and (iii) make such corresponding adjustments to the Capital Accounts of the Members as are necessary to reflect the foregoing distributions, interest payments, and revised Percentage Interests. For the avoidance of doubt, the authority granted to the Managing Member under this Section 13(d) is in addition to, and not in limitation of, the Managing Member’s authority under Sections 13(a) through 13(c) and any other provision of this Agreement.
14.Admission of Additional and Substitute Members. One or more additional or substitute members of the Company may be admitted to the Company with the written consent of the Managing Member, with such admission requiring the execution by such person or entity of a counterpart to this Agreement and the revision by the Managing Member of Schedule A.
15.Liability. Except as otherwise provided in this Agreement or by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person (as defined below) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. No Member, Managing Member or Authorized Officer or any of their respective partners, stockholders, representatives, directors, officers, agents or employees (including the Partnership Representative and/or the Designated Individual) (“Covered Person”) shall be liable, responsible or accountable in damages or otherwise to the Company, the Managing Member, any Member or any other person or entity who is a party to or is otherwise bound by this Agreement for any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company or for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company.
16.Amendment. This Agreement may be amended from time to time with the written consent of the Managing Member.
17.Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
18.Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.
19.Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

MANAGING MEMBER:

SCULPTOR REAL ESTATE MI FUND, LP

By: Sculptor Real Estate MI Capital, LP, its general partner
By: Sculptor Real Estate MI Capital, LLC, its general partner

By:    Sculptor Real Estate LP, its sole member

By:    Sculptor Real Estate Advisors LP, its general partner
By:    Sculptor Real Estate GP LLC, its general partner
By:    /s/ Steven Orbuch
Name: Steven Orbuch
Title: President

MEMBER:

MIH INVESTOR LLC

By:    /s/Wayne Cohen
Name: Wayne Cohen
Title: Authorized Person

NEW MEMBERS:

SCULPTOR REAL ESTATE PARALLEL FUND V D CO-INVESTMENTS, LP
By:    Sculptor Real Estate Parallel Fund V D Co-Investments GP, LP, its general partner

By:    Sculptor Real Estate Parallel Fund V D Co-Investments GP, LLC, its general partner
By:    Sculptor Real Estate Capital V, LP, its sole
member
By:    Sculptor Real Estate Capital V, LLC, its general
partner
By:    Sculptor Real Estate LP, its sole member

By:    Sculptor Real Estate Advisors LP, its general partner
By:    Sculptor Real Estate GP LLC, its general partner

By:    /s/ Steven Orbuch
Name: Steven Orbuch
Title:    President
SCULPTOR REAL ESTATE FUND V C CO-INVESTMENTS, LP

By:    Sculptor Real Estate Fund V C Co-Investments GP, LP, its general partner
By:    Sculptor Real Estate Fund V C Co-Investments GP, LLC, its general partner
By:    Sculptor Real Estate Capital V, LP, its sole
member
By:    Sculptor Real Estate Capital V, LLC, its general
partner
By:    Sculptor Real Estate LP, its sole member
By:    Sculptor Real Estate Advisors LP, its general partner
By:    Sculptor Real Estate GP LLC, its general partner

By:    /s/ Steven Orbuch
Name: Steven Orbuch
Title:    President

SCHEDULE A MEMBERS

Member and Address	Percentage Interest
MIH Investor LLC c/o Sculptor Capital Management, Inc. 9 West 57th Street, 40th Floor New York, New York 10019	As set forth in the records of the Company
Sculptor Real Estate MI Fund, LP c/o Sculptor Capital Management, Inc. 9 West 57th Street, 40th Floor New York, New York 10019	As set forth in the records of the Company
Sculptor Real Estate Parallel Fund V D Co- Investments, LP c/o Sculptor Capital Management, Inc. 9 West 57th Street, 40th Floor New York, New York 10019	As set forth in the records of the Company
Sculptor Real Estate Fund V C Co-Investments, LP c/o Sculptor Capital Management, Inc. 9 West 57th Street, 40th Floor New York, New York 10019	As set forth in the records of the Company

[Schedule A to A&R Limited Liability Company Agreement of MIH Member LLC]